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                                                        Exhibit 14(d)

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in the Combined Proxy Statement/Prospectus constituting part of this Registration Statement of Galaxy Fund II on Form N-14 (the "Registration Statement") of our report dated May 8, 2000, relating to the financial statements and financial highlights appearing in the March 31, 2000 Annual Report of the Galaxy II Large Company Index Fund (one of the five portfolios constituting Galaxy Fund II, hereafter referred to as the "Fund") which financial statements and financial highlights are also incorporated by reference into the Combined Proxy Statement/Prospectus and included in the Registration Statement. We further consent to the references to us under the headings "Financial Statements," "Other Service Providers for the Pillar Equity Index Fund and Galaxy II Large Company Index Fund" in such Combined Proxy Statement/Prospectus and in paragraph 9(g) of the Agreement and Plan of Reorganization.


                                             /s/ Ernst & Young LLP
Boston, Massachusetts
April 10, 2001


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